UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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Forgent Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forgent Networks, Inc.

d/b/a Asure Software

108 Wild Basin Road South

Austin, TX  78746

IMPORTANT NOTICE FROM YOUR BOARD OF DIRECTORS

June 17, 2009

Dear Fellow Stockholder:

In the next few weeks, we will be sending you a detailed proxy statement and a WHITE proxy card for the Company’s Annual Meeting of Stockholders scheduled for Thursday, July 30, 2009.  We have been informed that The Pinnacle Fund, (controlled by Pinnacle Partners, LLC which is partly controlled by Red Oak Partners, LLC) (“Pinnacle”), a dissident stockholder group, intends to nominate six individuals for election to our Board of Directors with the intention of launching a hostile and costly proxy contest with respect to such election.  As a result, you may also receive proxy solicitation materials and a proxy card from Pinnacle seeking your vote to elect its slate of nominees to the Company’s Board of Directors.

PINNACLE IS ATTEMPTING TO SEIZE CONTROL OF YOUR COMPANY WITHOUT A TENDER OFFER, A DECEPTIVE TACTIC THEY HAVE USED TO FOOL INVESTORS IN OTHER PROXY CONTESTS.

YOUR BOARD OF DIRECTORS VIGOROUSLY OPPOSES PINNACLE’S SELF-SERVING AGENDA AND PROXY SOLICITATION, AND STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARDS SENT TO YOU BY PINNACLE.

In the best interests of all shareholders and prudent corporate governance, your Board of Directors recommends instead that you carefully review the Company’s proxy statement, which will be mailed to you within the next few weeks.  Following your review, we ask that you demonstrate your continuing support for your Company’s nominees by signing, dating and mailing the WHITE proxy card that will be mailed to you along with your Company’s proxy statement.

DO NOT BE RUSHED INTO A VOTING DECISION WITHOUT HAVING ALL THE NECESSARY FACTS.

Your Board of Directors, in spite of the distractions of this pending proxy contest, is unrelenting in its commitment to creating value for our stockholders and remains confident that our strategic plan, strong leadership, acknowledged customer and partner relationships, and seasoned public company and tech industry experience will continue to enhance long-term value creation for our stockholders.

Thank you for your attention and cooperation.  If you have any questions, please contact our proxy solicitor, Georgeson Inc., toll free at (800) 248-7558.

On behalf of the Board of Directors:

/s/ Richard N. Snyder

Richard N. Snyder

Chairman of the Board, President, and Chief Executive Officer

SUPPLEMENTAL INFORMATION

In connection with its upcoming Annual Meeting of Stockholders, the Company plans to file a proxy statement with the Securities and Exchange Commission.  ASURE SOFTWARE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by the Company with the Securities and Exchange Commission in connection with the annual meeting at the Securities and Exchange Commission’s web site at www.sec.gov.  Stockholders of the Company may also obtain free copies of the proxy statement and other documents filed by the Company in connection with the annual meeting by directing a request to:  108 Wild Basin Road South, Austin, Texas 78746, Attention: Secretary.

Under applicable regulations of the Securities and Exchange commission, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the proposals to be presented by the Company at the Annual Meeting of Stockholders.  Information about these directors and executive officers, including their beneficial ownership in the Company, will be included in the proxy statement that the Company plans to file with the Securities Exchange Commission.

SOLICITATION; EXPENSES

In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram, electronic mail or other means by directors, officers and other employees of the Company who will not be specially compensated for these services.  The Company has engaged Georgeson Inc. to serve as a proxy solicitor for the Company.  The entire expense of preparing, assembling, printing and mailing this proxy solicitation and related materials and the cost of soliciting proxies will be borne by the Company.  The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries.  The Company will reimburse such persons for their reasonable expenses in connection therewith.